JOURNAL COMMUNICATIONS, INC.
                        MANAGEMENT ANNUAL INCENTIVE PLAN


                                  Plan Purpose

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The purpose of the Journal Communications Inc. Management Annual Incentive Plan
is to:

o Reward key individuals for achieving pre-established financial and non-financial goals that support Journals annual business objectives/mission that will enhance the employee-owners' investment.

o Encourage and reinforce effective teamwork and individual contributions toward Journal's stated goals.

o Provide an incentive opportunity incorporating an appropriate level of risk that will enable the Company to attract, motivate and retain outstanding executives.

                                   Definitions

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The following words and phrases have the respective meanings indicated below unless a different meaning is plainly implied by the context:

o "Plan" means the plan set forth in this Journal Communications Inc. Management Annual Incentive Plan, as it may be amended from time to time, and known as the "Management Annual Incentive Plan."

o "Journal" means Journal Communications Inc., a multifaceted media communications company based in Milwaukee, Wisconsin, involved in newspaper publishing, commercial printing, broadcast operations, telecommunications, direct marketing and disk/CD-ROM and DVD duplication and fulfillment.

o    "Subsidiary" means any subsidiary that is part of Journal Communications
     Inc.

o "Compensation Committee" or "Committee" means a committee of non-employee individuals who have been appointed by the Board of Directors and authorized to assume designated responsibilities and perform designated functions in regard to executive compensation decisions.

o "Eligible employee" or "employee" or "participant" means any management employee of Journal Communications Inc. who is in a position designated by the CEO and approved by the Compensation Committee as eligible to receive an incentive award under the plan.

o "Performance Levels" refers to the corporate, subsidiary and individual level of a participant's performance measures.

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o    "Incentive Opportunity Ranges" means the midpoint and the percentage above and below the midpoint which awards may be paid based on the degree to which the performance goals are achieved in a given plan year. The incentive ranges are fixed from a minimum of 5O% to a maximum of 2OO% of the midpoint incentive opportunity.

o    "CEO" means Chief Executive Officer.

o "Incentive award" or "award" or "incentive" means the amount to be paid, in the form of cash, to an eligible employee pursuant to this Plan.

o "Plan Year" means one 12-month period beginning each January 1 and ending each December 31.

o "Compensation" is defined as the annualized base salary as of February 1st of each Plan Year.

                               Plan Administration

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o    The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of Journal. A majority of the Compensation Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Compensation Committee, shall constitute the acts of the Compensation Committee.

o The Compensation Committee shall have sole authority and discretion, consistent with the provisions of this Plan, to:

     o    Approve participants eligible to participate in the Plan

     o    Approve at the beginning of each Plan Year

          o    Incentive Opportunity Ranges (Minimum midpoint and maximum)

          o Performance Levels (corporate, subsidiary and individual) and their respective weightings

          o Corporate, subsidiary and individual performance measures, goals and their respective weightings for each eligible participant

     Establish and approve the incentive opportunity ranges, performance levels, performance measures, goals and weightings for Journal's CEO.

     o    Approve Incentive Planning Calendar

     o    Approve at the end of each Plan Year

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          o    Incentive awards and individual payments for all Plan
               participants

o The Compensation Committee shall have full authority and discretion to adopt rules and regulations to carry out the purposes and provisions of this Plan within the parameters defined by the Board of Directors. The Compensation Committee interpretation and construction of any provision of this Plan shall be binding and conclusive.

o The Committee will make decisions according to a majority vote and maintain a written record of its decisions and actions, but no member of the Committee shall act on any matter that has particular reference to such member's own interests under the Plan.

o All decisions and actions of the Compensation Committee shall be binding and conclusive.

o    All expenses of administering the Plan shall be borne by Journal.

                                  Plan Overview

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o    Incentive opportunity ranges (minimum, midpoint and maximum) and the weighting between corporate, subsidiary and individual performance levels will be established by the CEO and approved by the Compensation Committee for each eligible participant. The Committee also has the discretion to adjust the ranges of the incentive opportunity and the weighting of the performance levels as well as to add or to delete performance levels to reflect the strategic direction of Journal and/or its subsidiaries.

o Corporate, subsidiary and individual performance measures, goals and their respective weightings will be recommended by the CEO and approved by the Compensation Committee. The Committee also has the discretion to adjust the measures, goals and/or weightings to reflect the strategic direction of Journal or its subsidiaries.

o Each participant's incentive award will be determined based on the degree to which pre-determined corporate, subsidiary and individual performance measures were accomplished by the participant by the conclusion of the Plan Year. These performance measures are converted to a percentage of the incentive opportunity and multiplied by the respective base salary of each participant for the calculation of the incentive award.

o    Participants incentive awards will be calculated after the end of the Plan
     Year.

                          Eligibility and Participation

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o    The Compensation Committee is responsible for reviewing and approving the recommendations of the CEO regarding the eligibility and participation of employees in the Plan.

o Participation in the Plan is limited to key employees of Journal whose job responsibilities have a direct impact on the strategic goals of Journal.

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o    Initial Plan participants include the following

     o    Chairman of the Board & CEO-- Journal Communications Inc.

     o    President -- Journal Communications Inc.

     o    Senior Vice President & CFO-- Journal Communications Inc.

     o    President -- Journal Sentinel Inc.

     o    President-- Journal Broadcast Group Inc. (Radio)

     o    President-- Journal Broadcast Group Inc. (Television)

     o    President-- Add Inc.

     o    President -- Norlight Telecommunications Inc.

     o    President -- IPC Communication Services Inc.

     o    President -- NorthStar Print Group Inc.

     o    President -- PrimeNet Marketing Services

     o    Senior Officers (as determined by the CEO)

     o    Other Key Executives (as determined by the CEO)

                  Modification of Incentive Opportunity Ranges
                             And Performance Levels

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o    Incentive opportunity ranges and performance levels for eligible employees may be adjusted as those employees move in and out of positions. Generally, the following conventions will apply when these changes occur:

     o Eligible participants who are assigned to different eligible positions will he considered for purposes of this Plan to have become eligible for that position's incentive opportunity ranges, performance levels, measures, goals and weightings at the start of the first lull calendar month of their assignment. Their incentive award for the year will be pro-rated proportionately between the number of months in each position.

     o Non-eligible employees who are promoted and/or newly-hired to incentive eligible positions must be in the position prior to July 1st of the Plan Year to become immediately eligible for the new position's incentive opportunity ranges, performance levels, measures, goals and weightings. Non-eligible employees who are promoted and/or newly-hired on July 1st or after will be eligible starting at the beginning of the next Plan Year.

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                Establishment of Performance Measures, Goals and
                             Weightings for the CEO

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o    Incentive awards are based on the incentive opportunity percentage achieved multiplied by the respective base salary of each eligible participant. The amount of the incentive award may vary from the participant's midpoint incentive opportunity up to the maximum or down to the minimum of the incentive opportunity range if the performance of a particular component has exceeded or has not met its midpoint goal. Incentive opportunity ranges between the minimum and the maximum will he interpolated for incentive award determination.

                        Determination of Incentive Awards

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o    Incentive awards are based on the incentive opportunity percentage achieved multiplied by the respective base salary of each eligible participant. The amount of the incentive award may vary from the participant's midpoint incentive opportunity up to the maximum or down to the minimum of the incentive opportunity range if the performance of a particular component has exceeded or has not met its midpoint goal. Incentive opportunity ranges between the minimum and the maximum will be interpolated for incentive award determination.

o The Compensation Committee will approve the incentive awards and individual payments for all Plan participants.

                           Payment of Incentive Awards

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o    Incentive awards will be paid before the close of the first quarter, if practical, following the year to which the incentive relates.

o The incentive awards will be paid in the form of cash or deferred at the request of each respective participant into Journal's Non-Qualified Deferred Compensation Plan. Eligibility for deferment is limited to employees who are participants in Journal's Management Long Term Incentive Plan.

                            Termination of Employment

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o    The Compensation Committee shall have the sole authority and discretion to make decisions regarding the payment of incentives for participants who terminate employment voluntarily or involuntarily during the Plan Year due to retirement, disability or for other reasons.

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                        No Enlargement of Employee Rights

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o    Nothing contained in the Plan shall be deemed to give any Plan participant the right to be retained in the service of Journal or to interfere with the right of Journal to discharge, discipline or retire any participant at any time.

                      Modification and Changes to the Plan
                              And Incentive Awards

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o    The Compensation Committee may, at any time prior to the approval of the incentive awards, approve a change to the performance measures, goals and weightings for any participant or participants. Such a change may be desirable in the interests of equitable treatment of the participants and Journal as a result of extraordinary or non-recurring events, changes in applicable accounting rules or principles, changes in Journal's method of accounting, changes in applicable law, changes due to consolidation, acquisition, divestiture, reorganization or other changes in Journal's structure, major changes in business strategy or any other change or a similar nature to any of the foregoing.

o The Committee has the right to modify the incentive awards based on the presence of extraordinary occurrences during the Plan Year. Extraordinary occurrences are those events which are outside the significant influence of Plan participants and would, by their inclusion, cause a significant unintended effect, positive or negative, on the corporate, subsidiary or individual performance results.

                         Relationship to Other Benefits

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o    Payments under the Plan shall be taken into account in determining any benefit under the Journal Communications Inc. Employee Pension Trust Agreement.

o Payments under the Plan will not be taken into account in determining any benefits under any other benefit plan of Journal or its subsidiaries except as otherwise specifically provided in the respective benefits plan agreement.

                          Limitation on Vested Interest

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o    The earning of incentive awards by eligible employees under this Plan is within the sole discretion of Journal in accordance with the terms of this Plan, and no eligible employee or other person has any legal right or vested interest in an incentive award under this Plan prior to the actual payment to the eligible employee as an incentive award.

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          Indemnification of Board of Directors, Compensation Committee
               Members and Officers of Journal Communications Inc.

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o    Each member of the Board of Directors, Compensation Committee and/or
     Officer of Journal Communications Inc. shall be indemnified by Journal against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which such person may be a party by reason of any action taken or failure to act under or in connection with this Plan, and against all amounts paid by such person in settlement thereof (provided such settlement is approved by legal counsel selected or approved by Journal) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding. that such Committee member is liable for gross misconduct; provided that within sixty (60) days after the institution of such action, suit or proceeding, such Committee member shall, in writing, offer Journal the opportunity, at its own expense. to handle and defend the same.

                       Plan Amendment and Discontinuation

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o    The Compensation Committee of Journal Communications Inc. may modify, suspend or terminate this Plan at any time.

                           Effective Date of the Plan

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o    This Plan shall be effective with the Plan Year beginning January 1, 1994.

                               Plan Communication

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o    Each participant will be given a written description of the Management
     Annual Incentive Plan. The description will provide details of the Plan including incentive opportunity ranges, performance levels, specific performance measures, goals and weightings, and the incentive opportunity associated with each performance level and measure.

o Participants will receive quarterly reports during the Plan Year with respect to the performance measures of the Plan. A final report regarding actual performance versus the Plan goals will he communicated within the first quarter of the fiscal year following the close of the year to which the Plan relates.

JOURNAL COMMUNICATIONS INC.

By:_______________________________

Date:_____________________________


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